                             LIST OF SUBSIDIARIES


                                      STATE OR OTHER JURISDICTION
SUBSIDIARIES                                 OF INCORPORATION
------------                          ----------------------------


Roberts Laboratories, Inc.                      New Jersey
Linz-Roberts, Inc.                              Delaware
Pronetics Health Care Group, Inc.                  *
VRG International, Inc.                         New Jersey
Monmouth Pharmaceuticals, Ltd.                  United Kingdom
Roberts Pharma GmbH                             Germany
Roberts Pharmaceutical of Canada, Inc.          Canada
Roberts Investments, Inc.                       Delaware
RPC Acquisition Corp.                           New Jersey
Geriatric Pharmaceutical Corp.                  New York


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*  Pronetics Healthcare Group, Inc. is the name of 4 separate subsidiary corporations organized in New Jersey, New York, North Carolina and South Carolina. In 1995, the Company adopted a plan to discontinue and divest the operations of each of these subsidiaries.